United States
Securities and Exchange Commission
Washington, DC 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 4, 2011
FEDERAL SIGNAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-6003	36-1063330

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 W. 22nd Street, Oak Brook, Illinois	60523

(Address of Principal Executive Offices)	(Zip Code)
(630) 954-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Execution of a Material Definitive Agreement
     As reported by Federal Signal Corporation (the “Company”) in prior filings with the Securities and Exchange Commission, the Company has been subject to claims by firefighters seeking damages on the basis that exposure to the Company’s sirens has impaired their hearing (“Product Claims”). On January 4, 2011, the Company received approval of its Board of Directors and entered into a Global Settlement Agreement (the “Settlement Agreement”) with the law firm of Cappelli Mustin LLC, including each individual attorney within such law firm (the “Firm”), on behalf of the eleven hundred and twenty-five (1,125) claimants the Firm represents (the “Claimants”) and who have asserted Product Claims against the Company (the “Claims”). The Settlement Agreement had been executed by management of the Company and the Firm on December 31, 2010, subject to approval of the Company’s Board of Directors. Three hundred and eight (308) of these Claimants have lawsuits pending against the Company in Cook County, Illinois and six (6) Claimants have lawsuits pending against the Company in Philadelphia County, Pennsylvania (collectively, the “Lawsuits”).
     The Settlement Agreement provides that the Company shall pay (the “Settlement Payment”) a total amount of Three Million Eight Hundred Thousand Dollars ($3,800,000) to settle the Claims (including the costs, fees and other expenses of the Firm in connection with its representation of the Claimants), subject to certain terms, conditions and procedures set forth in the Settlement Agreement. In order for the Company to be required to make the Settlement Payment: (i) each Claimant who agrees to settle his or her Claims must sign a release acceptable to the Company (a “Release”), (ii) each Claimant who agrees to the settlement and who is a plaintiff in a Lawsuit, must dismiss his or her Lawsuit, with prejudice, (iii) by March 31, 2011, at least 93% of the Claimants identified in Appendix A to the Settlement Agreement must have agreed to settle their Claims and provide a signed Release to the Company, and (iv) the Firm shall have withdrawn from representing any Claimants who do not agree to the settlement including those who have filed Lawsuits.
     If less than 93% of the Claimants identified in Appendix A to the Settlement Agreement agree to settle their Claims and provide a signed Release to the Company by March 31, 2011, the Settlement Agreement becomes null and void and the Company will not be required to make the Settlement Payment. If the conditions to the settlement set forth in the Settlement Agreement are met, but less than 100% of the Claimants have agreed to settle their Claims and sign a Release, the Settlement Payment will be reduced by the percentage of Claimants who do not agree to the settlement.
     The Company generally denies the allegations made in the Claims and Lawsuits and denies that its products caused any injuries to the Claimants. Nonetheless, to avoid the expense and uncertainty of further litigation, the Company has entered into the Settlement Agreement for the purpose of minimizing its expenses, including legal fees, and the inconvenience and distraction of the Claims and Lawsuits.
     The description of the Settlement Agreement set forth above is qualified in its entirety by reference to the actual terms of the Settlement Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The press release issued by the Company on January 10, 2011 in connection with this matter is attached as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

Exhibit 10.1	Global Settlement Agreement between the Company and the law firm of Cappelli Mustin LLC, including each individual attorney within such law firm, dated December 31, 2010

99.1	Press Release dated January 10, 2011

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL SIGNAL CORPORATION
Date: January 10 , 2011	By:	/s/ William G. Barker, III
William G. Barker, III
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Global Settlement Agreement between the Company and the law firm of Cappelli Mustin LLC, including each individual attorney within such law firm, dated December 31, 2010

99.1	Press Release dated January 10, 2011

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